FIRST QUARTER 2013 EARNINGS CONFERENCE CALL April 19, 2013

Overview – First Quarter 2013 Page 2 See reconciliation of organic revenue change on page 15. • Revenue increased 2.4% from Q1-12, 2.3% on an organic basis  International organic growth was 4.9%  U.S. organic growth was 0.5% • Seasonal Q1 operating loss of $42 million, compared with a loss of $39 million a year ago • EPS was a loss of $0.14, compared with a loss of $0.10 a year ago • Average shares outstanding decreased 5.3% from Q1-12 • Cash & S/T Marketable Securities of $1.65 billion at quarter-end

Operating Performance (Amounts in Millions, except per share amounts) Page 3 2013 2012 Revenue 1,543.0$ 1,506.8$ Salaries and Related Expenses 1,132.1 1,104.9 Office and General Expenses 453.3 441.3 Operating Loss (42.4) (39.4) Interest Expense (36.8) (32.6) Interest Income 6.4 8.0 Other Income (Expense), net 1.8 (1.3) Loss Before Income Taxes (71.0) (65.3) Benefit of Income Taxes (12.4) (19.2) Equity in Net Income of Unconsolidated Affiliates 0.1 0.4 Net Loss (58.5) (45.7) Net Loss Attributable to Noncontrolling Interests 2.2 2.7 Net Loss Attributable to IPG (56.3) (43.0) Dividends on Preferred Stock (2.9) (2.9) (59.2)$ (45.9)$ Loss per Share Available to IPG Common Stockholders - Basic and Diluted (0.14)$ (0.10)$ Weighted-Average Number of Common Shares Outstanding - Basic and Diluted 414.2 437.6 Dividends Declared per Common Share 0.075$ 0.060$ Three Months Ended March 31, Net Loss Available to IPG Common Stockholders

Revenue ($ in Millions) Page 4 See reconciliation of segment organic revenue change on page 15. Integrated Agency Networks (“IAN”): McCann Worldgroup, Draftfcb, Lowe & Partners, IPG Mediabrands and our domestic integrated agencies Constituency Management Group (“CMG”): Weber Shandwick, GolinHarris, Jack Morton, FutureBrand, Octagon and our other marketing service specialists $ % Change March 31, 2012 1,506.8$ Total change 36.2 2.4% Foreign currency (12.2) (0.8%) Net acquisitions/(divestitures) 13.3 0.9% Organic 35.1 2.3% March 31, 2013 1,543.0$ Three Months Ended 2013 2012 Total Organic IAN 1,241.1$ 1,243.9$ (0.2%) (0.1%) CMG 301.9$ 262.9$ 14.8% 14.0% Change Three Months Ended March 31,

Geographic Revenue Change Page 5 “All Other Markets” includes Canada, Africa and the Middle East. See reconciliation of organic revenue change on page 15. Total Organic United States 1.7% 0.5% International 3.4% 4.9% United Kingdom 10.5% 10.1% Continental Europe (4.7%) (5.8%) Asia Pacific 2.9% 4.3% Latin America 8.8% 16.1% All Other Markets 4.9% 9.1% Worldwide 2.4% 2.3% Three Months Ended March 31, 2013

(0.9%) 0.9% 3.8% 3.7% (10.8%) 7.0% 6.1% 0.7% (12.0%) (10.0%) (8.0%) (6.0%) (4.0%) (2.0%) 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% Q4-05 Q4-06 Q4-07 Q4-08 Q4-09 Q4-10 Q4-11 Q4-12 Organic Revenue Growth Page 6 See reconciliation on page 16. Trailing Twelve Months Q1-13 0.6%

Salaries & Related 2013 2012 $ Total Organic Three Months Ended March 31, 1,132.1$ 1,104.9$ 27.2$ 2.5% 2.2% % of Revenue 73.4% 73.3% Three months severance 26.1$ 21.4$ 4.7$ 22.0% % of Revenue 1.7% 1.4% Office & General 2013 2012 $ Total Organic Three Months Ended March 31, 453.3$ 441.3$ 12.0$ 2.7% 3.4% % of Revenue 29.4% 29.3% Three months occupancy expense (ex-D&A) 122.6$ 121.9$ 0.7$ 0.6% % of Revenue 7.9% 8.1% Change Change Expenses ($ in Millions) Page 7 See reconciliation of organic measures on page 15.

(1.7%) 1.7% 5.3% 8.5% 5.7% 8.4% 9.8% 9.8% 9.7% (4.0%) (2.0%) 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q4-05 Q4-06 Q4-07 Q4-08 Q4-09 Q4-10 Q4-11 Q4-12 Operating Margin Page 8 Trailing Twelve Months Q1-13

Balance Sheet – Current Portion ($ in Millions) Page 9 March 31, December 31, March 31, 2013 2012 2012 CURRENT ASSETS: Cash and cash equivalents 1,645.7$ 2,574.8$ 1,573.1$ Marketable securities 5.4 16.0 13.8 Accounts receivable, net 3,885.7 4,496.6 3,732.1 Expenditures billable to clients 1,511.4 1,318.8 1,447.3 Other current assets 400.0 332.1 346.2 Total current assets 7,448.2$ 8,738.3$ 7,112.5$ CURRENT LIABILITIES: Accounts payable 5,650.2$ 6,584.8$ 5,929.1$ Accrued liabilities 596.4 728.2 676.7 Short-term borrowings 159.7 172.1 161.5 Current portion of long-term debt 1.9 216.6 219.8 Total current liabilities 6,408.2$ 7,701.7$ 6,987.1$

2013 2012 NET LOSS (59)$ (46)$ OPERATING ACTIVITIES Depreciation & amortization 55 50 Deferred taxes (50) (52) Other non-cash items 5 18 Change in working capital, net (722) (445) Other non-current assets & liabilities (4) (23) Net cash used in Operating Activities (775) (498) INVESTING ACTIVITIES Acquisitions & deferred payments, net (35) (2) Capital expenditures (18) (22) Business & investment purchases/sales, net 2 3 Net cash used in Investing Activities (51) (21) FINANCING ACTIVITIES Purchase of long-term debt - (400) Proceeds from issuance of long-term debt - 247 Repurchase of common stock (76) (53) Common stock dividends (31) (26) Net (decrease) increase in short-term bank borrowings (11) 4 Preferred stock dividends (3) (3) Exercise of stock options 18 5 Other financing activities (1) (3) Net cash used in Financing Activities (104) (229) Currency Effect (10) 19 Decrease in Cash & S/T Marketable Securities (940)$ (729)$ Three Months Ended March 31, Cash Flow ($ in Millions) Page 10 (1) Excludes the net purchase, sale and maturities of short-term marketable securities. See reconciliation on page 17. (1)

$2,349 $2,120 $1,947 $1,737 $1,769 $1,652 $1,636 $2,233 $1,000 $1,500 $2,000 $2,500 $3,000 12/31/2007 12/31/2008 12/31/2009 12/31/2010 12/31/2011 12/31/2012 3/31/2013 $2,450 Total Debt (1) ($ in Millions) Page 11 (1) Includes current portion of long-term debt, short-term borrowings and long-term debt. (2) Includes our November 2012 debt issuances of $800 aggregate principal amount of Senior Notes, which pre-funded our plan to redeem a similar amount of debt in 2013. (3) In March 2013, we retired $200 aggregate principal amount of our 4.75% Convertible Senior Notes, primarily through conversion into IPG common stock. (2) (2) (3)

Summary Page 12 • Q1 a solid start on our operating objectives for the year • Improving new business results • Continuing our expense discipline while making revenue- associated investments • Driving further value creation through capital returns

Appendix

Depreciation and Amortization ($ in Millions) Page 14 Q1 YTD 2013 Depreciation and amortization of fixed assets and intangible assets 38.2$ 38.2$ Amortization of restricted stock and other non-cash compensation 15.5 15.5 Net amortization of bond discounts and deferred financing costs 1.4 1.4 Q1 Q2 Q3 Q4 FY 2012 Depreciation and amortization of fixed assets and intangible assets 34.6$ 36.8$ 37.4$ 38.9$ 147.7$ Amortization of restricted stock and other non-cash compensation 16.7 12.7 8.3 6.8 44.5 Net amortization of bond (premiums) discounts and deferred financing costs (1.7) 1.0 1.0 1.5 1.8 2013 2012

Reconciliation of Organic Measures ($ in Millions) Page 15 Three Months Ended March 31, 2012 Foreign Currency Net Acquisitions / (Divestitures) Three Months Ended March 31, 2013 Organic Total Segment Revenue IAN 1,243.9$ (11.3)$ 10.3$ (1.8)$ 1,241.1$ (0.1%) (0.2%) CMG 262.9 (0.9) 3.0 36.9 301.9 14.0% 14.8% Total 1,506.8$ (12.2)$ 13.3$ 35.1$ 1,543.0$ 2.3% 2.4% Geographic United States 879.7$ -$ 10.5$ 4.2$ 894.4$ 0.5% 1.7% International 627.1 (12.2) 2.8 30.9 648.6 4.9% 3.4% United Kingdom 125.2 (0.6) 1.1 12.7 138.4 10.1% 10.5% Continental Europe 167.3 2.4 (0.5) (9.7) 159.5 (5.8%) (4.7%) Asia Pacific 170.9 (4.5) 2.1 7.4 175.9 4.3% 2.9% Latin America 79.3 (5.9) 0.1 12.8 86.3 16.1% 8.8% All Other Markets 84.4 (3.6) - 7.7 88.5 9.1% 4.9% Worldwide 1,506.8$ (12.2)$ 13.3$ 35.1$ 1,543.0$ 2.3% 2.4% Expenses Salaries & Related 1,104.9$ (7.2)$ 9.8$ 24.6$ 1,132.1$ 2.2% 2.5% Office & General 441.3 (5.1) 2.0 15.1 453.3 3.4% 2.7% Total 1,546.2$ (12.3)$ 11.8$ 39.7$ 1,585.4$ 2.6% 2.5% Components of Change Change Organic

Reconciliation of Organic Revenue Growth

Last Twelve Months Ending	Beginning of Period Revenue	Components of Change During the Period: Foreign Currency	Net Acquisitions / (Divestitures)	Organic	End of Period Revenue
12/31/05	$ 6,387.0	$ 40.4	$ (107.4)	$ (56.2)	$ 6,263.8
3/31/06	6,323.8	(10.9)	(132.6)	81.5	6,261.8
6/30/06	6,418.4	(8.8)	(157.5)	(68.5)	6,183.6
9/30/06	6,335.9	(13.9)	(140.4)	15.6	6,197.2
12/31/06	6,263.8	20.7	(165.5)	57.8	6,176.8
3/31/07	6,261.8	78.4	(147.2)	16.0	6,209.0
6/30/07	6,183.6	102.4	(124.7)	166.6	6,327.9
9/30/07	6,197.2	137.3	(110.9)	209.2	6,432.8
12/31/07	6,176.8	197.5	(70.7)	233.1	6,536.7
3/31/08	6,209.0	217.8	(45.9)	280.6	6,661.5
6/30/08	6,327.9	244.8	(12.6)	282.4	6,842.5
9/30/08	6,432.8	237.4	32.8	317.2	7,020.2
12/31/08	6,536.7	71.5	87.6	243.0	6,938.8
3/31/09	6,661.5	(88.3)	114.7	91.9	6,779.8
6/30/09	6,842.5	(286.2)	139.2	(275.3)	6,420.2
9/30/09	7,020.2	(390.1)	115.2	(636.4)	6,108.9
12/31/09	6,938.8	(251.6)	69.1	(748.9)	6,007.4
3/31/10	6,779.8	(88.2)	36.0	(705.4)	6,022.2
6/30/10	6,420.2	59.1	2.0	(316.9)	6,164.4
9/30/10	6,108.9	117.7	9.6	60.1	6,296.3
12/31/10	6,007.4	63.3	17.0	419.6	6,507.3
3/31/11	6,022.2	21.0	18.2	583.7	6,645.1
6/30/11	6,164.4	61.5	12.4	535.8	6,774.1
9/30/11	6,296.3	119.1	(7.7)	539.5	6,947.2
12/31/11	6,507.3	122.2	(8.6)	393.7	7,014.6
3/31/12	6,645.1	92.9	(1.4)	310.0	7,046.6
6/30/12	6,774.1	(14.3)	14.5	247.3	7,021.6
9/30/12	6,947.2	(117.2)	39.7	95.8	6,965.5
12/31/12	7,014.6	(147.6)	41.8	47.4	6,956.2
3/31/13	7,046.6	(143.7)	48.2	41.3	6,992.4

Page 16

($ in Millions)

Reconciliation of Investing Cash Flow ($ in Millions) Page 17 2013 2012 INVESTING ACTIVITIES Cash used in Investing Activities per presentation (51)$ (21)$ Purchase, sale and maturities of short-term marketable securities, net 11 - Cash used in Investing Activities as reported (40)$ (21)$ Three Months Ended March 31,

Metrics Update

Metrics Update Page 19 SALARIES & RELATED Trailing Twelve Months (% of revenue) Base, Benefits & Tax Incentive Expense Severance Expense Temporary Help OFFICE & GENERAL Trailing Twelve Months (% of revenue) Professional Fees Occupancy Expense (ex-D&A) T&E, Office Supplies & Telecom All Other O&G FINANCIAL Available Liquidity $1.0 Billion 5-Year Credit Facility Covenants Category Metric

Salaries & Related Expenses Page 20 62.8% 63.1% 63.2% 60.0% 62.0% 64.0% 66.0% 3/31/2012 12/31/2012 3/31/2013 % of Revenue, Trailing Twelve Months

Salaries & Related Expenses (% of Revenue) Page 21 Three Months Ended March 31 “All Other Salaries & Related,” not shown, was 2.6% and 2.7% for the three months ended March 31, 2013 and 2012, respectively. 2013 2012

Office & General Expenses Page 22 27.3% 27.1% 27.1% 25.0% 26.0% 27.0% 28.0% 29.0% 3/31/2012 12/31/2012 3/31/2013 % of Revenue, Trailing Twelve Months

Office & General Expenses (% of Revenue) Page 23 Three Months Ended March 31 “All Other O&G” includes production expenses, depreciation and amortization, bad debt expense, foreign currency gains (losses), restructuring and other reorganization-related charges (reversals), long-lived asset impairment and other expenses. 2013 2012

$1,587 $1,515 $1,202 $2,591 $1,651 $984 $983 $984 $985 $986 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 3/31/2012 6/30/2012 9/30/2012 12/31/2012 3/31/2013 Cash, Cash Equivalents and Short-Term Marketable Securities Available Committed Credit Facility Available Liquidity ($ in Millions) Page 24 Cash, Cash Equivalents and Short-Term Marketable Securities + Available Committed Credit Facility (1) Includes net proceeds from our November 2012 debt issuances of $800 aggregate principal amount of Senior Notes, which pre-funded our plan to address our capital structure in 2013. (1) (1)

Last Twelve Months Ending March 31, 2013 I. Interest Coverage Ratio (not less than): 5.00x Actual Interest Coverage Ratio: 7.78x II. Leverage Ratio (not greater than): 2.75x Actual Leverage Ratio: 1.88x Interest Coverage Ratio - Interest Expense Reconciliation Last Twelve Months Ending March 31, 2013 Interest Expense: $137.7 - Interest income 27.9 - Other 9.5 + Preferred stock dividends 11.6 Net interest expense as defined: $111.9 EBITDA Reconciliation Last Twelve Months Ending March 31, 2013 Operating Income: $675.3 + Depreciation and amortization 194.5 + Other non-cash charges 0.7 EBITDA as defined: $870.5 Covenants $1.0 Billion 5-Year Credit Facility Covenants ($ in Millions) Page 25 (1) In November 2012, we entered into an amendment to our Credit Agreement that modified the definition of debt for our financial covenants. As a result of this amendment, the Senior Notes we issued in November 2012 do not have an impact on our financial covenants until August 15, 2013, unless and to the extent the 4.75% Notes or the 10.00% Notes are retired prior to that date. We retired the 4.75% Notes in the first quarter for 2013. (1)

Cautionary Statement Page 26 This investor presentation contains forward-looking statements. Statements in this investor presentation that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in our most recent Annual Report on Form 10-K under Item 1A, Risk Factors. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: ➔ potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition; ➔ our ability to attract new clients and retain existing clients; ➔ our ability to retain and attract key employees; ➔ risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy; ➔ potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments; ➔ risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and ➔ developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world. Investors should carefully consider these factors and the additional risk factors outlined in more detail in our most recent Annual Report on Form 10-K under Item 1A, Risk Factors.